[LETTERHEAD OF SL GREEN REALTY CORP.]

                  420 Lexington Avenue New York City, NY 10170

CONTACT
Michael W. Reid
Chief Operating Officer
-or-
Thomas E. Wirth
Chief Financial Officer
(212) 594-2700

FOR IMMEDIATE RELEASE

    SL GREEN REALTY CORP. REPORTS 7% GAIN IN FIRST QUARTER FFO

FIRST QUARTER HIGHLIGHTS

- 7% FFO increase, $0.78 per share (diluted) versus $0.73 (diluted) in the prior year
- Announced an agreement to acquire 1515 Broadway for $480 million through a joint venture with SITQ
- 19% increase in GAAP operating income per share (diluted), $0.50 per share versus $0.42 in the prior year
-   4.4% same store portfolio cash NOI growth

FINANCIAL RESULTS

NEW YORK, NY, APRIL 22, 2002 - SL Green Realty Corp. (NYSE:SLG) reported a 7% increase in operating results for the three months ended March 31, 2002. During this period, funds from operations (FFO) before minority interest totaled $27.0 million, or $0.78 per share diluted, compared to $21.2 million, or $0.73 per share diluted for the same quarter in 2001. This growth was mainly attributable to same store cash NOI growth of 4.4%, increased contributions from the Company's joint venture and structured finance programs and lower interest rates.

As a result of property dispositions and the joint venture of One Park Avenue in the second quarter of 2001, total quarterly revenues decreased 8% in the first quarter to $61.7 million compared to $67.0 million last year. The $5.3 million decrease in revenue resulted from:

- $12.5 million decrease from 2001 dispositions/contributions to a joint venture
-   $4.3 million increase from 2001 acquisitions
-   $3.1 million increase from investment and other income
-   $0.2 million decrease from 2002 same store portfolio

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Same store cash NOI increased $1.1 million, or 4.4% to $25.9 million over the same period in the prior year. Cash NOI margins before ground rent improved year over year from 56.7% to 59.5%. The improvement in cash NOI was driven primarily by a $0.8 million increase in cash revenue and a decrease in operating expenses. The net increase in cash revenue is due to:

 -   $0.9 million increase from rent steps and reduced free rent
 - $1.2 million increase as replacement rents were 37% over previously fully-escalated rents
 - $1.1 million decrease due to lower occupancy in 2002 (96.6%) compared to 2001 (98.5%) and additional reserves
 - $0.1 million decrease in escalation and reimbursement income primarily from decreased electric recoveries ($0.9 million) partially offset by higher operating expense escalations ($0.8 million).

The overall decrease in operating expenses totaled $0.5 million (3%) and was primarily due to:

 - $0.8 million decrease in electric costs, primarily due to a decrease in electric rates
 -   $0.5 million decrease in fuel and steam heating costs
 -   $0.2 million increase in security costs
 -   $0.3 million increase in real estate taxes
 -   $0.2 million increase in advertising and insurance

The 2002 first quarter electric recovery was 90% as compared to 84% in the prior year and the improvement was based on more favorable recovery terms in new tenant leases.

During the quarter, the Company signed 62 leases totaling approximately 169,000 square feet with starting cash rents averaging $38.42 per square foot, a 29.7% increase on previously escalated cash rents averaging $29.63 per square foot. Tenant concessions averaged one month of free rent and an allowance for tenant improvements of $12.96 per square foot.

The Company's EBITDA was $37.5 million and was unchanged over the prior year. However, margins before ground rent increased to 74.0% compared to 64.1% for the same period last year and after ground rent margins improved to 68.2% from 59.3% in the corresponding period. This improvement in margins was primarily due to the increased net income from joint ventures and the increase in high-margin structured finance income. While EBITDA remained flat, the components of EBITDA changed as follows:

IMPROVEMENTS:

 -   $2.3 million increase from structured finance investments
 - $0.8 million increase in other income, primarily due to on-going joint venture asset management fees
 -   $0.3 million increase due to signage income and the service corporations
 - $0.3 million increase due to reduced MG&A expense from lower personnel and severance costs

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The improvements were offset by a $3.7 million decrease in GAAP NOI primarily due to a $7.9 million decrease from properties sold or contributed to joint venture. This decrease was partially offset by the following improvements:

-   $0.4 million increase from same store portfolio
-   $1.8 million increase from joint venture net income
-   $2.2 million increase from properties acquired

Despite the reduction in GAAP NOI and EBITDA from property sales, FFO improvement of $5.8 million resulted from the increased contribution from unconsolidated joint ventures ($2.7 million), structured finance ($2.4 million) and a decrease in interest expense ($4.8 million).

The lower interest costs were associated with: lower average debt levels due to dispositions ($6.3 million) partially offset by acquisition and structured finance debt ($2.3 million), the funding of ongoing capital projects and working capital requirements ($0.2 million), and lower interest rates ($1.0 million).

At the end of the quarter, consolidated debt totaled $495.1 million, reflecting a debt to market capitalization ratio of 29.2%.

During the quarter ended March 31, 2001, the Company recorded an extraordinary loss of $0.1 million due to the early extinguishment of debt, which was excluded from the Company's 2001 results. The results of the Company also excluded gains on sales of properties which totaled $1.5 million.

NEW PROPERTY ACTIVITY

                                  1515 BROADWAY

On March 27, 2002 the Company announced that it entered into a contribution agreement to acquire 1515 Broadway, New York, New York in a transaction valued at approximately $480 million, or $274 per square foot. The property is 98.2% leased, with current market rents for office space at a 34% premium to fully escalated in-place rents. The initial cash NOI yield of the transaction is approximately 8.2%.

The property is currently owned by 1515 Broadway Associates, L.P., whose general partner is an affiliate of The Equitable Life Assurance Society of the United States. The transaction is anticipated to close during the second quarter 2002. It will be accomplished through a prepackaged bankruptcy reorganization by the 1515 Broadway partnership, to which the parties have consented. The property is being acquired in a joint venture with SITQ Immobilier, with SL Green retaining an approximate 55% interest in the asset.

Located in the heart of New York's Times Square and within walking distance of Manhattan's main transportation hubs, 1515 Broadway is a 1.75 million square foot, 54-story office tower located on Broadway between 44th and 45th Streets. It is the headquarters of Viacom, Inc., one of the world's leading media and entertainment companies, whose holdings include franchise

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brands CBS, MTV Networks (Nickelodeon, MTV and VH1), Paramount Pictures,
Showtime Networks and Infinity Broadcasting.

The property is being acquired with $335 million of financing committed by Lehman Brothers and Bear Stearns. The balance of the proceeds are being funded from the Company's unsecured line of credit and from the proceeds of the sale of the joint venture interest to SITQ.

STRUCTURED FINANCE ACTIVITY

Subsequent to quarter-end, the Company sold a $15 million junior mortgage participation to PRISA and a $5.3 million junior mortgage participation was repaid. After this activity, the structured finance portfolio, including preferred equity interests, totals $168.8 million.

OTHER

Today, SL Green's portfolio consists of interest in 25 properties, aggregating
10.0 million square feet.

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust ("REIT") that acquires, owns and manages commercial office properties in Manhattan. The Company is the only publicly held REIT which exclusively specializes in this niche.

Financial Tables attached

To receive SL Green's latest news release and other corporate documents, including the First Quarter Supplemental Data, via FAX at no cost, please contact the Investor Relations office at 212-216-1601. All releases and supplemental data can also be downloaded directly from the SL Green website at:

www.slgreen.com.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION BASED UPON THE COMPANY'S CURRENT BEST JUDGMENT AND EXPECTATIONS. ACTUAL RESULTS COULD VARY FROM THOSE PRESENTED HEREIN. THE RISKS AND UNCERTAINTIES ASSOCIATED WITH FORWARD-LOOKING INFORMATION IN THIS RELEASE INCLUDE THE STRENGTH OF THE COMMERCIAL OFFICE REAL ESTATE MARKETS IN NEW YORK, COMPETITIVE MARKET CONDITIONS, UNANTICIPATED ADMINISTRATIVE COSTS, TIMING OF LEASING INCOME, GENERAL AND LOCAL ECONOMIC CONDITIONS, INTEREST RATES, CAPITAL MARKET CONDITIONS, TENANT BANKRUPTCIES AND DEFAULTS, THE AVAILABILITY AND COST OF COMPREHENSIVE INSURANCE, INCLUDING COVERAGE FOR TERRORIST ACTS, AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY OF THE FORWARD-LOOKING INFORMATION. FOR FURTHER INFORMATION, PLEASE REFER TO THE COMPANY'S FILING WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                              SL GREEN REALTY CORP.
                       STATEMENTS OF OPERATIONS-UNAUDITED
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      Three Months Ended
                                                                         March 31,
                                                                    2002           2001
                                                                 -----------    -----------
REVENUE:
Rental revenue, net                                              $    47,784    $    55,003
Escalations & reimbursement revenues                                   6,726          8,057
Signage Rent                                                             466            350
Preferred equity investment income                                     1,911             --
Investment income                                                      3,720          3,274
Other income                                                           1,076            310
                                                                 -----------    -----------
Total revenues                                                        61,683         66,994
                                                                 -----------    -----------
EXPENSES:
Operating expenses                                                    13,719         15,826
Ground rent                                                            3,159          3,159
Interest                                                               9,112         13,897
Depreciation and amortization                                          9,597          9,720
Real estate taxes                                                      7,355          8,180
Marketing, general and administrative                                  3,202          3,547
                                                                 -----------    -----------
   Total expenses                                                     46,144         54,329
                                                                 -----------    -----------
   Income before minority interests, preferred stock dividends, gain on sales, extraordinary item, affiliates, joint
     venture and change to accounting principle                       15,539         12,665

Equity in net loss from affiliates                                       (84)          (269)
Equity in net income from unconsolidated joint ventures                3,333          1,513
Gain on sale of rental property                                           --          1,514
Minority interests                                                    (1,152)        (1,081)
                                                                 -----------    -----------
                                                                      17,636         14,342
Extraordinary loss, net of minority interest                              --            (98)
Cumulative effect of change in accounting principle                       --           (532)
Preferred stock dividends and accretion                               (2,423)        (2,414)
                                                                 -----------    -----------
Net income available to common shareholders                      $    15,213    $    11,298
                                                                 ===========    ===========
Net income per share (Basic)                                     $      0.51    $      0.46
Net income per share (Diluted)                                   $      0.50    $      0.45
FUNDS FROM OPERATIONS (FFO)
FFO per share (Basic)                                            $      0.84    $      0.79
FFO per share (Diluted)                                          $      0.78    $      0.73
FFO CALCULATION:
Income before minority interests, preferred stock dividends
   and accretion, extraordinary loss and gain on sales                18,788    $    13,909
LESS:
Preferred stock dividend                                              (2,300)        (2,300)
Add:
Joint venture FFO adjustment                                           1,881            996
Depreciation and amortization                                          9,597          9,720
Amortization of deferred financing costs and depreciation of
   non-real estate assets                                               (987)        (1,155)
                                                                 -----------    -----------
FFO - BASIC                                                      $    26,979    $    21,170
Add:  Preferred stock dividends                                        2,300          2,300
                                                                 -----------    -----------
FFO - DILUTED                                                    $    29,279    $    23,470
Basic ownership interests
   Weighted average REIT common shares                                29,992         24,639
   Weighted average partnership units held by minority interest        2,271          2,296
                                                                 -----------    -----------
Basic weighted average shares and units outstanding                   32,263         26,935
                                                                 ===========    ===========
Diluted ownership interest
   Weighted average REIT common and common share equivalent
    shares                                                            30,634         25,107
   Weighted average partnership units held by minority
    interests                                                          2,271          2,296
   Common share equivalents for preferred stock                        4,699          4,699
                                                                 -----------    -----------
Diluted weighted average equivalent shares and
 units outstanding                                                    37,604         32,102
                                                                 ===========    ===========

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                              SL GREEN REALTY CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                                   March 31,
                                                                     2002        December 31,
                                                                  (unaudited)       2001
                                                                 -----------    ------------
ASSETS
Commercial real estate properties, at cost:
Land and land interests                                          $   138,337    $    138,337
Buildings and improvements                                           699,610         689,094
Building leasehold                                                   145,012         144,736
Property under capital lease                                          12,208          12,208
                                                                 -----------    ------------
                                                                     995,167         984,375
Less accumulated depreciation                                       (108,034)       (100,776)
                                                                 -----------    ------------
                                                                     887,133         883,599
Cash and cash equivalents                                             12,429          13,193
Restricted cash                                                       37,126          38,424
Tenant and other receivables, net of allowance of
   $4,229 and $3,629 in 2002 and 2001, respectively                    7,754           8,793
Related party receivables                                              3,417           3,498
Deferred rents receivable, net of allowance of
   $5,492 and $5,264 in 2002 and 2001, respectively                   53,816          51,855
Investment in and advances to affiliates                               2,811           8,211
Mortgage loans receivable, net of $593 and $3,321
   discount in 2002 and 2001 respectively                            127,669         127,166
Preferred equity investments                                          61,451          61,472
Investment in unconsolidated joint ventures                          124,958         123,469
Deferred costs, net                                                   34,416          34,901
Other assets                                                          15,005          16,996
                                                                 -----------    ------------
Total assets                                                     $ 1,367,985    $  1,371,577
                                                                 ===========    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable                                           $   408,186    $    409,900
Revolving credit                                                      86,931          94,931
Derivative instruments at fair value                                   2,002           3,205
Accrued interest payable                                               1,617           1,875
Accounts payable and accrued expenses                                 24,386          22,819
Deferred compensation awards                                             671           1,838
Deferred revenue                                                       1,676           1,381
Capitalized lease obligations                                         15,644          15,574
Deferred land lease payable                                           14,246          14,086
Dividend and distributions payable                                    16,596          16,570
Security deposits                                                     19,019          18,829
                                                                 -----------    ------------
Total liabilities                                                    590,974         601,008
                                                                 -----------    ------------

Commitments and contingencies

Minority interest in Operating Partnership                            47,295          46,430

8% Preferred Income Equity Redeemable Shares $0.01 par value,
   $25.00 mandatory liquidation preference, 25,000 authorized
   and 4,600 outstanding in 2002 and 2001, respectively              111,353         111,231

STOCKCKHOLDERS' EQUITY
Common stock, $0.01 par value 100,000 shares authorized, 30,042 and 29,978 issued and outstanding in 2002 and 2001,
   respectively                                                          301             300
Additional paid - in capital                                         585,509         583,350
Deferred compensation plan                                            (7,336)         (7,515)
Accumulated and other comprehensive loss                              (1,709)         (2,911)
Retained earnings                                                     41,598          39,684
                                                                 -----------    ------------
   Total stockholders' equity                                        618,363         612,908
                                                                 -----------    ------------
Total Liabilities and stockholders' equity                       $ 1,367,985    $  1,371,577
                                                                 ===========    ============

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                              SL GREEN REALTY CORP.
                        SELECTED OPERATING DATA-UNAUDITED

                                                                          March 31,
                                                                    2002            2001
                                                                    ----            ----
OPERATING DATA:
Net rentable area at end of period (in 000's)(1)                      10,036          10,045
Portfolio occupancy percentage at end of period                         97.0            98.1
Same Store occupancy percentage at end of period                        96.6            98.5
Number of properties in operation                                         25              25
Rentable square feet leased during quarter                           168,798         121,944
Average mark-to-market percentage                                       29.7            48.5
Average rent per rentable square foot                            $     38.42    $      41.63

(1) Includes wholly-owned and majority and minority owned properties.

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